Exhibit 10.3

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Building Lease Contract

Party A (Lessor):	Hebei Jinglong Industry and Commerce Group Co., Ltd.

Party B (Lessee):	JingAo Solar Co., Ltd.

In accordance with the PRC’s Contract Law and relevant provisions, both Parties agree to enter into this contract to specify the rights and obligations of Party A and Party B with respect to the buildings leased by Party B from Party A.

CLAUSE 1 Leased Premise and the Purpose of Use

1.1	The buildings leased by Party B are located in the Jinglong Street of Ningjin County in Hebei Province.

1.2	Party A agrees to lease out to Party B the following plants, office buildings, warehouses and workers living quarters (collectively, “Leased Premise”, the details of which are described in the attached plane), which take up 25,000 square meters and the construction area of which are 15,000 square meters:

Plant:	Jinglong Industry Park, including

One framework style main manufacturing workshop and its facilities;

One framework style auxiliary shop;

One gas storage;

Two power distribution rooms;

One workshop entrance guard room;

Four deep water wells.

Office building: One framework style two-stair office building

Warehouse: Two framework style one-stair warehouses

Worker living quarter: One framework style six-stair workers living quarter.

1.3	Party B will use the Leased Premise to engage in any activity within its approved business scope and warrants that Party B shall be eligible to perform this Contract. Without consent from Party A in writing, Party B shall not change the use of the Leased Premise for other purpose.

1.4

Party A warrants that it possesses lawful ownership and lawful right to lease on the above Leased Premise (the Ownership Certificate of the Buildings is attached hereto) and warrants that the land and buildings associated therewith are not involved

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with any dispute on the title. Party A undertakes that Party B’s use of the Leased Premise in accordance with this Contract will not be disturbed by any claim raised by any third party, and otherwise that Party A shall take the liability to Party B on breach of contract and compensate Party B for all the losses so caused to Party B.

1.5	Party B acknowledges that the relevant documents provided by Party A with respect to the title of, and the authority on, the Leased Premise have been fully satisfied with the needs for manufacturing and may be used to achieve the goal of this Contract.

CLAUSE 2 Condition for Occupation

2.1	Before Party A notifies Party B to occupy the Leased Premise, the service facilities such as power, light, stairs, and sewer facility in the public areas of the Leased Premise and its associated buildings should stay in good condition. The yard and empty place outside of the Leased Premise should be provided to Party B free of charge.

2.2	Party A shall ensure that the Leased Premise is satisfied with the above conditions for occupation by July 1, 2006 and shall deliver the Leased Premise to Party B for use.

CLAUSE 3 Fitting Up and Decoration

3.1	Upon the execution of this Contract, if Party B needs to do the fitting-up to the Leased Premise, it shall submit various blueprint and design proposals in relation to the fitting-up and decoration on the internal facilities and auxiliary goods to Party B in advance for approval.

3.2	Any fitting-up to the Leased Premise should be constructed in accordance with the proposal approved by Party A. Party B shall be responsible for all the fitting-up, decoration and facilities added to the Leased Premise and shall ensure that such activities should comply with the PRC laws and relevant rules, decrees of the local government.

3.3	In the event that Party B desires to fit up or renovate the Leased Premise second time, in addition to the provisions under

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Clause 3.2, the construction made by Party B shall not impact the construction structure and fire-fighting equipments of the buildings. Party B shall be liable for, and compensate, all the loss and expense caused by any change or destroy on the buildings and facilities due to the fitting-up made by Party B.

CLAUSE 4 Term of the Lease

4.1	The term of the lease under this Contract starts from the date on which the Leased Premise is delivered to Party B and ends on June 30, 2010. Both Parties agree that July 1, 2006 is the date from which the rent is calculated.

CLAUSE 5 Extension of the Lease

5.1	At the expiration of the term of the lease, Party B shall have the right of first refusal to extend the lease upon the same condition.

5.2	In the event that Party B intends to extend the lease, it shall submit the written application to Party A at least three months prior to the expiration of the term and Party A shall reply in writing on this application within 15 days upon the receipt of such application. If Party A agrees to extend the lease, Party A shall not withdraw its commitment and otherwise compensate for the loss caused to Party B.

5.3	If Party B is not able to apply in writing for the extension of the lease to Party A or both Parties cannot enter into a renewed agreement on the lease at least one month in advance of the expiration of the term of the lease, Party B’s right of first refusal is deemed to be waived and Party A has the right to lease out the Leased Premise to a third party.

CLAUSE 6 Rental, Payment Schedule and Payment Method

6.1	The rental under this Contract is demonstrated in Renminbi.

6.2

Both Parties agree that the yearly rental of the Leased Premise is Renminbi 1,800,000 including the maintenance fee for drainage work, fire-fighting facilities and week-electricity system, maintenance fee for infrastructure and equipments, water, heating and electricity expenses collected in accordance with the state standard (ie. water fee is collected and paid by Party A on

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behalf of Party B on a monthly basis according to the actual usage of Party B; heating fee is paid by Party B to heating administration unit directly; electricity fee is paid by Party B to power supply administration unit directly). Party B shall be responsible for the cost and expenses for installment of telecommunication facilities if it needs.

6.3	Party B shall pay the rental to Party A once every half a year and the payment should be performed in accordance with the provisions under 6.4 and 6.5 of this Contract.

6.4	Party B shall pay the rental for the half a year lease which is Renminbi 900,000 prior to each August 8 and the following February 8. The first payment time is August 6, 2006.

6.5	Payment method: Party B shall pay to Party A by money transfer through bank and then Party A shall issue formal invoice to Party B.

6.6	Party B shall pay the rental on due in accordance with the schedule provided hereunder. In the event that Party B delays payment, is shall be charged Renminbi 0.5 per square meter per day for its breach of contract. In the event that Party B delays payment for 60 days or more, Party A has the right to dissolve this Contract, request Party B to move out without any condition and claim for economic loss so caused.

6.7	Except for the fees provided herein, Party B shall have no other obligations on any cost and expenses.

CLAUSE 7 Change of Party A or Party B

7.1	In the event that Party A transfers the ownership of the Leased Premise to a third party, the terms and conditions under this Contract should continue to be valid to the new owner of the Leased Premise. In such circumstance, Party B will not claim for the right of first refusal on the purchase of the Leased Premise and undertakes that it will then claim for rights to the new owner of the Leased Premise and take the obligations in accordance with this Contract.

7.2	Without written consent of Party A, Party B shall not jointly use or exchange all or part of the Leased Premise with a third party

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by transferring, subleasing the Leased Premise or by using other ways. The wholly owned entities of Party B or affiliates of Party B may use the Leased Premise if so needed, provided however that, Party B shall obtain the written consent from Party A and provide all the certificating documents of such relevant affiliates to Party A in advance and ensure that such affiliates abide by the terms and conditions of this Contract and the Lessee of this Contract should not be changed within the term of this Contract.

CLAUSE 8 Rights and Obligations of Party A

8.1	Rights of Party A:

(1)	Party A has the right to lead other potential lessees who are interested in leasing the Leased Premise to look around in the Leased Premise within the normal working hours of Party B provided that prior written notice has been delivered to Party B three-day in advance and such visiting should not disturb the normal use of Party B in the Leased Premise.

(2)	Party A’s acceptance of the rental with the acknowledgement of Party B’s breach of contract shall not be deemed the waiver of Party A to claim for Party B’s breaching contract unless Party A expressly states so. In the event that Party B pays insufficient rental or other fees, acceptance of such amount by Party A should not be deemed that Party A agrees on such insufficiency and should not adversely affect its right to claim for sufficient rental or other payment and take other actions in accordance with this Contract and relevant laws.

8.2	Obligations of Party A:

(1)	Party A shall deliver the Leased Premise on time in accordance with this Contract. In the event that Party A cannot deliver the Leased Premise to Party B on time, it shall be charged Renminbi 0.5 per square meter per day to Party B.

(2)	Party A shall supply heat to Party B in accordance with the schedule provided by the state.

(3)	Party A shall ensure that all the system and infrastructure of the Leased Premise are in good condition and shall be responsible for maintenance for normal use for manufacturing and work by Party B.

(4)	During the term of the lease, both Parties shall bear various taxes and fees as required by the laws and regulations, respectively.

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(5)	Party A warrants that the Leased Premise is in compliance with relevant provisions of the PRC and local government and Party A has provided to Party B with relevant materials.

(6)	Party A will conduct the lease filing procedure on the Leased Premise as required by relevant laws and regulations upon the execution of this Contract and submit relevant certificates to Party B regarding such filing.

CLAUSE 9 Rights and Obligations of Party B

9.1	Party B has the right to engage in the business operation in accordance with the purpose of lease without disturbing during the term of lease.

9.2	Party B shall pay the rental and other fees as provided herein on time. Party B may have the assets located in the Leased Premise insured, including assets and auxiliary equipments insurance and third-party liability insurance with Party B as the beneficiary.

9.3	If there is any damage to the Leased Premise, Party B shall notify Party A immediately for Party A to repair. Party B shall take precautious measures to prevent the Leased Premise from being intentionally damaged. Party B shall repair the Leased Premise to make it back to the original condition in the event that the Leased Premise is damaged due to negligence or misconduct in office.

9.4	In the event that both Parties agree not to extend the term of the lease, Party B shall within 7 days of the expiration of the term:

(1)	delivering the equipments and facilities in good condition that are originally located in the Leased Premise to Party B (except for the fair wear and tear, existing defect and destroys due to force majeure);

(2)	except for the retaining agreed by Party A in writing, removing the replacement to the Leased Premise or the new equipments installed during the term of the lease when Party B moves out, returning the Leased Premise to its original condition and ensuring the equipments originally stayed in the Leased Premise can be normally used;

(3)	paying all the rental and other fees as required for special services and compensating Party A for any cost and expenses caused to Party A due to Party B’s violation of the contract.

9.5	At the expiration or early termination of this Contract, as a principle the real estate that has been reformed in the Leased Premise

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may not be removed unless Party B thinks it is necessary and Party A agrees so in writing. In the event that Party B does not move out the remaining assets that are located in the Leased Premise, Party B is deemed to waive his ownership right to such assets and Party A has the right to dispose all of the remaining assess without any interference and claim from Party B.

9.6	During the term of this Contract, Party B shall formulate safety rules with respect to Party B, Party B’s personnel and properties of Party B to ensure that the fire-fighting facilities stay in good condition and the passway for emergency evacuation stay open and unblocked. If there is any accident happened which may be attributed to Party B’s liability and cause personal injury, property loss, fine imposed by relevant authorities or damages to Party A’s property, interest or the Leased Premise, Party B shall take all the liabilities.

CLAUSE 10 Termination of the Contract

10.1	When one of the following event occurs, Party A has the right to notify Party B to terminate or dissolve this Contract without any compensation to Party B:

(1)	Party B engages illegal business activities in violation of PRC laws;

(2)	Party B changes the purpose of use of the Leased Premise without consent from Party A;

(3)	Unless otherwise provided herein and without consent from Party A, Party B operates the Leased Premise under the name other than Party B;

(4)	Unless otherwise provided herein and without consent from Party A, Party B transfers, subleases or delivers the Leased Premise to a third party to use or jointly use with such party;

(5)	Party B does not pay the rental on time in accordance with the provisions under Clause 6.

10.2

If one Party wants to terminate this Contract, this Party shall notify the other Party in writing three months in advance. In the even that Party A wants to terminate this Contract, it should make up to Party B the expenses for Party B’s fitting-up and decoration in addition to a half-year rental as the compensation for early termination. Specific calculation standard of such expenses for fitting-up and decoration is as follows: (total amount for fitting-up and decoration) ÷ total lease year × remaining

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year of lease. In the event that Party B wants to termination this Contract, Party B shall compensate Party A with the half-year rental provided that the prepaid rental should be offset from such compensation.

10.3	In the event that this Contract is terminated or dissolved in accordance with 10.1 above, Party A does not need to pay any compensation to Party B and Party B shall pay to Party A the default penalty equivalent to half-year rental within 10 days of such termination. Any prepaid rental should be offset from such default penalty. If Party B’s default causes economic loss to Party A, Party B shall also compensate to Party A for any losses caused to Party A.

10.4	If Party A violates this Contact or if any of its representation or warranty provided herein is false and Party A does not cure such violation within 14 days of the receipt of the notice from Party B and such violation of Party A causes Party B’s failure to achieve the contract purpose, Party B shall have the right to terminate this Contract and Party A shall pay to Party B the default penalty equivalent to half-year rental within 10 days of such termination. If Party A’s default causes economic loss to Party B, Party A shall also compensate to Party B for any losses caused to Party B.

10.5	At the expiration of this Contract, both Parties shall handle the process of returning the Leased Premise and settling relevant payment and then terminate this Contract.

CLAUSE 11 FORCE MAJEURE

11.1	Either Party shall not be held liable for nonperformance of its obligations hereunder due to any force majeure event, including without limitation, earthquake, rainstorm, war, rebellion or any other events that are unavoidable and uncontrollable.

11.2	The Party affected by the force majeure event shall notify the other Party immediately by telegraph or fax and shall, within 15 days after the occurrence of the force majeure, deliver to the other Party the documents certifying the details of the force majeure as well as the reasons for non-performance, partial performance or delayed performance. Such certifying documents should be issued by competent notary public organization located in the place when the force majeure occurs.

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11.3	If the force majeure event makes the Leased Premise not be used in normal, Party A may decide to deduct the rental according to the situation and extent of the destroy to the Leased Premise. In the event that the force majeure causes the Leased Premise entirely failed to be used, the payment of rental may be suspended until the Leased Premise is suitable for use. If the accumulated dates of the suspension of the use are 90 days or more, Party B may notify Party A in writing to terminate this Contract. Party B shall return the Leased Premise to Party B within 30 days of the issuance of the written notice and Party A shall return Party B the prepaid rental within 30 days of the receipt of such notice with the actual assumed rental deducted.

CLAUSE 12 LIABILITY FOR BREACH

12.1	Party A’s Liability for Breach of Contract

Party A should be liable for violation of this Contract and compensate Party B if Party A does not deliver the Leased Premise on time and in good condition in accordance with this Contract.

12.2	Party B’s Liabilities for Breach of Contract

(1)	If Party B does not pay or delays to pay the rental or other payment in accordance with this Contract, Party A is entitled to Renminbi 0.5 per square meter per day as the default penalty to Party B until the payment is made. If Party B delays payment for more than 60 days, Party A shall have the right to terminate this Contract.

(2)	If Party B causes any loss to Party A during the course of replacement, fitting-up or decoration in the Leased Premise in violation of this Contract, in addition to the duty of recovery, Party B should compensate Party A for actual loss caused to Party A.

CLAUSE 13 Dispute Resolution and Legal Expenses

13.1	The formation and interpretation of this Contract is governed and construed by the PRC laws.

13.2

In the event any dispute arises between the Parties out of or in relation to the performance of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations within 3 days upon the delivering a written

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notice for one Party to the other Party requesting the commencement of such consultations. If for any reason the dispute has not been resolved through friendly consultations within one month after one Party has served written notice to the other Party, any Party may raise law suit to the court where the Leased Premise is located and the relevant legal expenses should be borne by the Party who loses the suit.

CLAUSE 14 Validity of the Contract

14.1	This Contract shall become effective upon being executed and sealed by both Parties.

14.2	The invalidity, illegality or unenforcableness of any provision of this Contract shall not affect the validity, legality and enforceableness of any other provision of this Contract.

CLAUSE 15 Legal Effect of Supplemental Agreement

With respect to any matters unaddressed herein, both Parties shall make resolution by friendly consultation and enter into supplemental contract or provisions, which shall be integral part of this Contract. Upon confirmation by both Parties, the printed copy and handwriting copy of this Contract as well as the supplementary agreement should have same legal effect. Any amendment to them should be signed by both Parties.

CLAUSE 16 Delivery of the Notice

Any written notice in relation hereto should be sent to the other Party by personal delivery or posted to the business address which is lately notified.

CLAUSE 17 Other Matters

17.1	If relevant price is adjusted or equipments are installed in accordance with the amendment or revision made by taxation authorities or public facilities administrative authorities based on the PRC laws or local rules, Party A may upon the issuance of relevant documents and certificates to Party B discuss with Party B on the change of rental and other fees and may have the right to collect relevant tax and fees from Party B in accordance with PRC laws and regulations.

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17.2	Prior to the execution of this Contract, both Parties should exchange the photocopy of the valid business license, power of attorney issued by the legal representative and the identification card of such authorized representative, of each Party for examination. In the event that there are some changes to the above documents, the Party who has such changes should notify the other Party within 5 days of such change.

17.3	During the term of this Contract, Party has the obligation to assist Party B in dealing with fitting up and decoration on the buildings and relevant application procedures, if any, in the course of business operation. Such expenses or cost as may occur should be borne by Party B.

CLAUSE 18 Contract Version

This Contract is executed in two originals in Chinese, each of which is held by each Party and has the same legal effect.

This Contract is executed on July 1, 2006 in Ningjin County, Hebei Province.

Party A: Hebei Jinglong Industry and Commerce Group Co., Ltd. (seal)

Signature:	/s/ Jin Baofang

Party B: JingAo Solar Co., Ltd. (seal)

Signature:	/s/ Yang Huaijin

Appendix:	1.	<Plane of the Leased Premise>

	2.	Copies of the Certificate on Land Use Right and Ownership Certificate on Buildings